Exhibit 10.1

                            SECOND RE-INSTATEMENT AND
                          SECOND AMENDMENT TO CONTRACT

This Second Re-instatement and Second Amendment To Contract ("Second Amendment") is by and between:

Advantage Professional Management Group, Inc., as Seller; and

Thirteen Davenport, LLC, a Florida limited liability company based in Miami, Florida as Buyer is dated this 3rd day of February, 2005.

Both Buyer and Seller are sometimes referred to as a Party or the Parties.

Whereas, Seller and the predecessor to Buyer, Edwardo J. Garcia, Jr., (the "Original Buyer") entered into that certain contract of Purchase And Sale entitled "Vacant Land Contract" that had an Effective Date of July 7, 2004 (the "Contract"); and

Whereas, Seller and Original Buyer entered into that certain agreement entitled "Reinstatement and First Amendment to Contract" ("First Amendment") executed as of October 28, 2004; and

Whereas, the Original Buyer terminated said Contract and First Amendment by letter of counsel dated January 19, 2005; and

Whereas, the Buyer has expressed its desire to re-instate the Contract as modified herein below; and

Whereas, both Seller and Buyer desire to re-instate and amend the Contract.

NOW THEREFORE, in consideration of the mutual promises herein made, it is agreed as follows.

     1. Capitalized Terms. Capitalized terms in this Second Amendment shall have the same meaning as is defined in the Contract.

     2. Controlling Document. The contract terms contained in this Second Amendment shall control in any conflict with any term of the Contract.

     3. Revised Purchase Price: The Parties agree that the revised Purchase Price shall be $4,020,000.00 plus the adjustments and reimbursements recited in this Second Amendment.

     4. Feasibility Period Extension. Section 6 (c) of the Contract describes a 30-day period called the Feasibility Study Period during which time Buyer is to make the determination as to the suitability of the Property. The specific use to which the

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Re-instatement And
Second Amendment To Contract
Advantage Professional Management Group, Inc., Seller
Thirteen Davenport. LLC. Buyer

     Buyer desires to use the Property is that of a shopping center. Seller has represented that a shopping center is a permitted use in the TCX Zone. The Parties acknowledge that Seller has presented conclusive evidence of the zoning classification of the Property. Buyer acknowledges that Seller has provided conclusive evidence that the Property has successfully passed a Phase One Environmental Site Assessment. Seller acknowledges that Buyer needs additional time to confirm all other elements pertaining to a determination of feasibility. Therefore, the Parties hereby agree to commence the Feasibility Period as of the date hereof and extend the Feasibility Study Period to the date that is ten (10) days from the dale hereof, to wit 5:00 PM on February, 13, 2005. Exhibit A is a Surveyor's
     Drawing of the property to be conveyed and Exhibit B is the legal description of the property to be conveyed.

     a. Buyer acknowledges receiving documents, surveys, drawings, legal pleadings and maps, a Phase One Environmental Site Assessment, copies of ordinances and correspondence relating to the feasibility of the Property.

     b. Buyer further acknowledges that he has received from Seller a copy of a Stipulated Settlement Agreement and Court Order dated 9/21/04 that has been filed and approved by the Administrative Law Judge overseeing the state's review process by the Assistant General Counsel to the reviewing agency that specifically reports that a settlement has been reached. A settlement marks the amicable end of the review process.

     c. Notwithstanding anything to the contrary provided herein, Seller confirms that Buyer may terminate the Contract and receive a full refund of the deposit any time during the Feasibility Period if Buyer determines for any reason that the Property is not suitable for Buyer's intended purpose.

5. Closing Date Extension, a. In light of the extension of the Feasibility Study Period, and subject to the provisions of Section 5b, below, the Parties agree that the Closing of this purchase and sale shall take place at the offices of Buyer on or before March 4, 2005.

     b. Buyer's obligation to close is contingent upon his receipt of an acceptable Phase One Environmental Site Assessment on the Property. Buyer agrees to review the previously delivered Phase One Environmental Site Assessment by Nodarse & Associates within the Feasibility Period as defined herein.

6. Additional Terms. Section 18 of the Contract is dedicated to the articulation of terms that cannot be handled by the form of the document. There is one (1) issue in Section 18 needing clarification.

          The issue addressed concerns the requirement that the Seller must consummate the acquisition of "the 4 acre" parcel described in Exhibit B to the Contract. The Parties agree that the use of the figure "4" was an estimate

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Seller                                                                     Buyer

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Re-instatement And
Second Amendment To Contract
Advantage Professional Management Group, Inc., Seller
Thirteen Davenport, LLC, Buyer

          of the landmass to be acquired in a land swap with the abutting property owner. The accurate landmass of the Property, as has been determined by an actual survey prepared by a Florida licensed surveyor, and provided to Buyer, is thirteen and seven hundred and sixty two one-thousands (13.762) acres. Buyer hereby re-affirms its acceptance of the landmass as recited herein. Buyer acknowledges that Seller has provided conclusive evidence that it has successfully closed the land swap wherein it acquired the referenced land.

7. Acceptance of Assignment. Seller has disclosed that it has been approached, through an agent, by a party ("Paradise") interested in purchasing 2 to 4 acres of the Property. Seller has been engaged in negotiations and had been under contract with Paradise prior to the execution of the Contract. Seller and Paradise have continued negotiations for such a transaction and have completed a contract for 4 acres for a purchase price of $2,238,375.00. Seller has disclosed to Paradise that it intends to consummate the sale described in this Contract and this Second Amendment. Seller hereby agrees to assign and Buyer hereby agrees to accept an assignment of the executed contract of purchase and sale, with the written consent of Paradise, consistent with the following terms:

          a.   Said  assignment  shall  become  effective upon the Closing Date.
          b. During the course of the negotiations, Seller had procured from Paradise an increase of $63,375.00 in the original purchase price as consideration for an extension of lime granted to Paradise. Said sum is now incorporated into the gross contract purchase price as recited hereinabove. Seller hereby agrees to release the right to said sum to the Buyer upon the assignment of the contract as described in this Section.
          c. Buyer has been informed of the contract procurement cost incurred to Access Realty, Inc. in the amount of $60,000 for the initial 2-acre parcel (5% of the original base price). Said sum is not due until Paradise closes on its purchase. This fee is separate from the brokerage commissions recited in the contract described in this section. Seller has also disclosed to Buyer that Paradise is also interested in another 2+-acre parcel located at the northwest corner of the Property. Seller discloses that the contract with Paradise now contains the additional 2-acre parcel. Buyer acknowledges that a 5% fee to Access Realty will be due when the sale to Paradise closes.
          d. Seller had previously negotiated that Paradise would be responsible for the cost of the demolition and related costs of clearing the Property to be conveyed of all the improvements thereon. Thereafter, Seller agreed with Polk County to demolish the buildings on the Property. The cost incurred by Seller in this effort has been agreed to be $150,000. Seller agrees to provide copies of the paid invoices representing said costs. Said sum has been added in said contract with Paradise to the original agreed purchase price. As and when Seller and Buyer consummate the purchase and sale of the Properly and the contract described in this section is assigned to the

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Seller                                                                     Buyer

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Re-instatement And
Second Amendment To Contract
Advantage Professional Management Group, Inc., Seller
Thirteen Davenport, LLC, Buyer

               Buyer, Buyer shall keep and retain the entire purchase price inclusive of the extra consideration paid for the demolition and related costs. In that this Contract describes the condition of the Property when conveyed to be in the condition it was at the time of the execution of the Contract, to wit: 'as is', Buyer agrees to pay to Seller at the Closing of this Contract the additional sum of $150,000 as reimbursement for Seller's costs for the demolition, clearing and related activity.
          e. Said contract to be assigned also calls for Paradise to be responsible for the construction of the continuation of Sand Mine Road from U.S. Route 27 eastward to the eastern edge of the curb cut that will provide access to the Property in the event that the abutting land owner fails to perform in a certain Tri-Party Agreement (previously provided to Buyer) wherein said abutting land owner incurred the obligation to build Sand Mine Road to the eastern end of the Property in exchange for a 433 square foot parcel to be conveyed for the purpose of installing a sub-division sign. Paradise has consented to the installation of the sub-division sign subject to reaching an accord with Holly Hill on the dimensions of said sub-division sign.
          f. Said contract to be assigned also calls for Paradise to be responsible for the cost of the utilities jack and bore across U.
               S. Route 27 to service its developments and that Paradise shall increase the capacity of the boring to accommodate the balance of the Property and charge the owner of the remaining land only the incremental cost incurred.
          g. Buyer acknowledges having received a copy of the proposed contract with Paradise to be assigned. Said contract is attached hereto as Exhibit C.

     8. Additional Deposit Due Date. Section 2(b) of the contract requires that Buyer make an additional deposit of $200,000 on the date that is 31 days from the Effective Date of the Contract. Buyer agrees to make such Additional Deposit by the close of business on the last day of the Feasibility Period as defined herein to the Escrow Agent recited in Section 11. Buyer agrees that the total deposits made pursuant to the Contract and this Second Amendment shall become NON-REFUNDABLE as of the date that the Additional Deposit is due provided that the Buyer has not rightfully terminated this Contract.

     9. Land Assembly and Mutual Access Roadway Easement. As recited in the Contract at Section 18, Seller was obligated lo assemble land that is to be part of the Property that shall be abutting and adjacent to the east of the 10+ acre tract abutting U. S. Route 27. The proven completion of said assembly was provided to Buyer during the Feasibility Period in the First Amendment. The assembly was accomplished via a land swap between Seller and an abutting land owner, Holly Hill Fruit Products Co., Inc. ("Holly Hill") wherein Seller deeded over to Holly Hill a like amount of land that was owned by Seller that lies within the boundaries of the land owned by Holly Hill. Seller has delivered to Buyer a new Boundary

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Seller                                                                     Buyer

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Re-instatement And
Second Amendment To Contract
Advantage Professional Management Group, Inc., Seller
Thirteen Davenport, LLC. Buyer

          Survey by a licensed surveyor of the landmass of the Property as it is now comprised after the acquisition by Seller showing that its exact location is abutting the aforementioned 10+acre parcel. In addition, Seller has disclosed to Buyer that the planned location, in part, of Sand Mine Road is to be on reciprocal easements in favor of Seller and Holly Hill that are comprised of 40 fool strips of land of each party adjoining along the entire southern boundary of the Property. Seller has provided Buyer with the Mutual Access Roadway Easement and a survey that depict said reciprocal easements.
     10. Remaining Icons. All other terms of the Contract not modified or changed by this Second Amendment shall remain the same and in full force and effect This Second Amendment replaces in full the First Amendment and the terms thereof shall have no further force or effect.
     11. Re-Instatement. Upon the execution hereof and the replacement of the Initial deposit of Fifty-Thousand Dollars ($50,000.00) into escrow with David Weisman, Esq., of the law firm of Abrams Anton, PA of Hollywood, Florida, Trustee, ("Escrow Agent") on terms as detailed in the Contract, the Parties agree that the Contract is re-instated and, together with this Second Amendment, represents the entire agreement between the Parties on the subject mailer discussed herein.

Dated  at  Miami,  Florida  this  3rd  day  of  February,  2005.

Buyer:                                            Witnessed  by:
Thirteen  Davenport,  LLC
/s/ Rolando Delgado
-------------------                               ------------------------
By: Rolando Delgado                               Print Name
Managing Member
                                                  Print Name

Dated at Miami, Florida, this 3rd day of February, 2000
Seller:

Advantage Professional Management
Group, Inc., a Florida corporation                ------------------------
                                                  Print Name

/s/ Albert Delaney
-------------------                               ------------------------
By: Albert Delaney, V. President                  Print Name

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Seller                                                                     Buyer

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